FIRST GUARANTY BANCSHARES, INC. FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 At A Glance (unaudited) Bank Officers Total Assets $3.6 Billion Deposits $3.0 Billion 4th Quarter Report fgb.net | Locations 36 ATMs 49 $1.3 Million 4Q 2023 Earnings $9.2 Million YTD2023 Earnings 122 Consecutive dividends paid and counting 89 Years in Banking Total Loans $2.7 Billion Member FDIC NASDAQ Symbol: FGBI Have Questions? Vanessa Drew | InvestorRelations@fgb.net We’re Social: *Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank Chairman Marshall T. Reynolds* Executive Officers Alton B. Lewis, Jr.* President and CEO | Hammond Eric J. Dosch* Chief Financial Officer | Hammond Senior Vice Presidents Katherine K. Campbell, Controller Marty B. Cole Mark J. Ducoing, Chief Deposit Officer Glenn A. Duhon, Sr. Ronnie R. Foshee, Director of Lending Development Kevin J. Foster Sam J. Gallo Matthew P. Hudnall Shirley P. Jones, Deposit Operations Manager JoEllen K. Juhasz, BSA Officer Mikki M. Kelley, Chief Human Resources Officer Wendy B. Kinchen, Chief Innovation and Implementation Officer Jordan M. Lewis, Texas Area President Michael R. Mineer, Mideast Area President Jane A. Muehlbauer Daniel W. Pack Michael E. Parham Christopher W. Parr Coby L. Pennington, Chief Information Officer Gregory P. Prudhomme Craig E. Scelfo Desiree B. Simmons, Chief Administrative Officer Evan M. Singer, Chief Mergers & Acquisitions Officer J. Richard Stark, Operations Jason M. Turner Randy S. Vicknair, Chief Lending Officer Christy L. Wells Vice Presidents Mandi B. Aguillard Joey E. Amadeo Darryl P. Boudreaux Cheryl Q. Brumfield Christina M. Carter Ammon L. Cooper Louis J. Cusimano Miranda M. Derveloy Landa G. Domangue Vikki W. Dupaquier Denise D. Fletcher Craig E. Hriblan A. Shane Hughes Diana L. Kinder Michael D. Knighten D. Jesper Kvist Mary T. Mayo Terrie E. McCartney Colton C. McDaniel Lisa A. Musgrave Jason D. Normand Steven F. Osman Scott B. Schilling Amber L. Smith Lisa K. Stoker John A. Synco Lauryn H. Waits Kenny E. Wilson, Chief Information Security Officer Assistant Vice Presidents Josiah C. Blood Susan M. Desoto Michelle A. Dionne Vanessa R. Drew* Cody J. Gil Ludrick P. Hildago Leslie A. Hinzman Donna S. Hodges Martin R. Holifield Sarah E. Jenkins Keith T. Klein Laura L. Lacoste Daniel L. Loe Catherine E. Mathes Nicole M. Mouton Pamela R. Normand Rahul R. Patel Areeb Rashid Niekitsha S. Ridley Kristy L. Roberts Chanyon O. Robinson Donna D. Scamardo Stacy J. Thompson Officers Calvin P. Ducote Jeannette N. Ernst Melanie T. Gottschalck Kristin M. Williams 2023

A Message to Our Shareholders

Dear Shareholders,

2024!!!!!!! Happy New Year!!!!!

We are happy to see 2023 in our rearview mirror. We survived the Silicon Valley adventure and now we have survived the Fed interest rate adventure. And we didn't just survive, we made money. Our loan volume continued to be strong and continues to be strong. The loan volume grew year over year from $2,519,077,000 to $2,748,708,000. We have tightened down on our expenses and we have used this opportunity to clean our loan portfolio.

What does this mean? It means that we are completing our 90th year and we are completing it with new heights in capital, with new heights in assets. Assets grew year over year from $3,151,347,000 to $3,552,772,000. We are in new heights in loans and loan interest income.

We have taken everything that can be thrown at us and we have not only survived, we have continued to grow and we have continued to make money, not as much as we want to, but we continue to make money. So now, in 2024 we are ready to move forward. We are ready to make our 91st year a year of new heights for First Guaranty Bancshares, Inc. and for the shareholders of First Guaranty Bancshares, Inc.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2023 (unaudited)	December 31, 2022
Assets		
Cash and cash equivalents:		
Cash and due from banks	$286,114	$82,796
Federal funds sold	341	423
Cash and cash equivalents	286,455	83,219
Investment securities:		
Available for sale, at fair value	83,485	131,458
Held to maturity, at cost and net of allowance for credit losses of $80 and $0 (estimated fair value of $253,584 and $242,560 respectively)	320,638	320,068
Investment securities	404,123	451,526
Federal Home Loan Bank stock, at cost	13,390	6,528
Loans held for sale	-	-
Loans, net of unearned income	2,748,708	2,519,077
Less: allowance for credit losses	30,926	23,518
Net loans	2,717,782	2,495,559
Premises and equipment, net	69,792	58,206
Goodwill	12,900	12,900
Intangible assets, net	4,298	4,979
Other real estate, net	1,250	113
Accrued interest receivable	15,713	13,002
Other assets	27,069	25,315
Total Assets	$3,552,772	$3,151,347
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	442,755	524,415
Interest-bearing demand	1,526,628	1,460,259
Savings	218,986	205,760
Time	820,725	533,358
Total deposits	3,009,094	2,723,792
Short-term advances from Federal Home Loan Bank	50,000	120,000
Short-term borrowings	10,000	20,000
Repurchase agreements	6,297	6,442
Accrued interest payable	11,807	4,289
Long-term advances from Federal Home Loan Bank	155,000	-
Senior long-term debt	39,099	21,927
Junior subordinated debentures	15,000	15,000
Other liabilities	6,844	4,906
Total Liabilities	3,303,141	2,916,356
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 12,475,424 and 10,716,796 shares issued and outstanding	12,475	10,717
Surplus	149,085	130,093
Retained earnings	67,972	76,351
Accumulated other comprehensive income (loss)	(12,959)	(15,228)
Total Shareholders' Equity	249,631	234,991
Total Liabilities & Shareholders' Equity	$3,552,772	$3,151,347

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three Months Ended December 31, 2023 (unaudited)	Three Months Ended December 31, 2022
Interest Income:		
Loans (including fees)	$45,294	$35,579
Deposits with other banks	2,549	400
Securities (including FHLB stock)	2,471	2,328
Total Interest Income	50,314	38,307
Interest Expense:		
Demand deposits	16,056	10,016
Savings deposits	1,136	486
Time deposits	8,663	2,854
Borrowings	3,413	1,594
Total Interest Expense	29,268	14,950
Net Interest Income	21,046	23,357
Less: Provision for credit losses	2,225	758
Net Interest Income after Provision for Credit Losses	18,821	22,599
Noninterest Income:		
Service charges, commissions and fees	940	796
ATM and debit card fees	793	815
Net gains (losses) on securities	-	-
Net gains on sale of loans	-	61
Other	839	830
Total Noninterest Income	2,572	2,502
Total Business Revenue, Net of Provision for Credit Losses	21,393	25,101
Noninterest Expense:		
Salaries and employee benefits	10,057	9,453
Occupancy and equipment expense	2,485	2,184
Other	7,233	7,067
Total Noninterest Expense	19,775	18,704
Income Before Income Taxes	1,618	6,397
Less: Provision for income taxes	315	1,276
Net Income	1,303	5,121
Less: Preferred stock dividends	582	582
Income Available to Common Shareholders	$721	$4,539
Per Common Share:		
Earnings	$0.06	$0.42
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	11,587,810	10,716,796
Return on Average Assets	0.15%	0.66%
Return on Average Common Equity	1.37%	8.94%

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Years Ended December 31, 2023 (unaudited)	Years Ended December 31, 2022
Interest Income:		
Loans (including fees)	$ 167,140	$ 126,002
Deposits with other banks	6,268	1,324
Securities (including FHLB stock)	9,601	9,250
Total Interest Income	183,009	136,576
Interest Expense:		
Demand deposits	60,243	21,419
Savings deposits	3,554	915
Time deposits	23,967	10,682
Borrowings	10,540	3,518
Total Interest Expense	98,304	36,534
Net Interest Income	84,705	100,042
Less: Provision for credit losses	3,714	3,656
Net Interest Income after Provision for Credit Losses	80,991	96,386
Noninterest Income:		
Service charges, commissions and fees	3,401	3,160
ATM and debit card fees	3,242	3,406
Net gains (losses) on securities		(17)
Net gains on sale of loans	12	1,774
Other	3,922	2,686
Total Noninterest Income	10,577	11,009
Total Business Revenue, Net of Provision for Credit Losses	91,568	107,395
Noninterest Expense:		
Salaries and employee benefits	40,422	36,699
Occupancy and equipment expense	9,027	8,932
Other	30,223	25,374
Total Noninterest Expense	79,672	71,005
Income Before Income Taxes	11,896	36,390
Less: Provision for income taxes	2,677	7,506
Net Income	9,219	28,884
Less: Preferred stock dividends	2,329	2,328
Income Available to Common Shareholders	$6,890	$26,556
Per Common Share:		
Earnings	$0.62	$2.48
Cash dividends paid	$0.64	$0.64
Book Value Per Common Share	$17.36	$18.84
Weighted Average Common Shares Outstanding	11,165,303	10,716,796
Return on Average Assets	0.28%	0.97%
Return on Average Common Equity	3.36%	13.64%